Exhibit 99.1

PRESIDIO PROPERTY TRUST ANNOUNCES CLOSING OF MERGER OF ITS SPONSORED SPAC MURPHY CANYON ACQUISITION CORP NOW TRADING AS CONDUIT PHARMACEUTICALS (Nasdaq: CDT AND CDTTW)

●	Presidio’s sponsored SPAC completed its previously announced business combination with Conduit Pharmaceuticals, Inc.
●	Conduit now trades on the Nasdaq under ticker symbol “CDT” for its common stock on the Global Market and ticker symbol “CDTTW” for its warrants on the Capital Market

SAN DIEGO, CA / October 6, 2023 / Presidio Property Trust, Inc., (NASDAQ: SQFT; SQFTP; SQFTW) (“Presidio” or the “Company”), today announced the successful merger with and commencement of trading of Conduit Pharmaceuticals, Inc., now trading on Nasdaq under the ticker symbol CDT for common stock on the Global Market and ticker symbol CDTTW for warrants on the Capital Market. In connection with the completion of the merger, Presidio’s sponsored SPAC Murphy Canyon Acquisition Corp. changed its name to Conduit Pharmaceuticals Inc. Conduit is a disease agnostic multi-asset clinical-stage disease-agnostic life science company providing an efficient model for compound development. The transition highlights Presidio’s commitment to innovative growth strategies and broadening its investment portfolio.

The merger process was completed on September 22, 2023, following the definitive business combination agreement announced previously. As a result of this transaction, Presidio now owns a total of 4,015,250 shares of Conduit and warrants to purchase 709,000 shares of Conduit.

“Presidio is proud to have been a part of this successful SPAC transaction, reflecting our confidence in the growth and future prospects of Conduit,” said Jack Heilbron, CEO of Presidio Property Trust. “We firmly believe in the strategy and leadership of Conduit, and we are excited about the possibilities that this de-SPAC brings to Presidio’s shareholders, which can now finally be recognized as an asset on Presidio’s balance sheet.”

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located in Arizona, Illinois, Texas, Wisconsin, and Florida. Our office, industrial and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. While geographical clustering of real estate enables us to reduce our operating costs through economies of scale by servicing several properties with less staff, it makes us susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. Presidio owns approximately 6.5% of the outstanding common stock of Conduit Pharmaceuticals Inc., a disease agnostic multi-asset clinical-stage disease-agnostic life science company providing an efficient model for compound development. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com .

Investor Relations Contact:

Presidio Property Trust, Inc.
Lowell Hartkorn, Investor Relations
LHartkorn@presidiopt.com
Telephone: (760) 471-8536 x1244

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes please refer to the Company’s filings with the SEC, including those under “Risk Factors” therein, copies of which are available on the SEC’s website, www.sec.gov.